SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”), is entered into and made effective as of March 19, 2009, by and between BBM HOLDINGS, INC., a Utah corporation with its principal place of business located at 1245 Brickyard Road, Suite 590, Salt Lake City, Utah 84106 (the “Grantor”) in favor YA GLOBAL INVESTMENTS, L.P. (the “Secured Party”).

WHEREAS, pursuant to that certain Secured Party’s Bill of Sale of even date herewith between the Company and the Secured Party (the “Bill of Sale”) the Secured Party shall sell to the Company all of Advanced Viral Research Corp.’s and Triad Biotherapeutics, Inc.’s right, title, and interest in and to the certain personal property;

WHEREAS, in connection with the Securities Purchase Agreement by and among the Company and the Secured Party of even date herewith (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue to the Secured Party a senior secured convertible debenture (the “Convertible Debenture”) in the face amount of $500,000, which shall be convertible into shares of the Company’s Common Stock (the “Conversion Shares”); and

WHEREAS, it is a condition precedent to the Secured Party purchasing the Convertible Debenture that the Grantor shall have executed and delivered to the Secured Party this Agreement providing for the grant to the Secured Party of a security interest in certain personal property of the Grantor to secure all of the Company's obligations under the “Transaction Documents” (as defined in the Securities Purchase Agreement) (the “Transaction Documents”);

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1.

DEFINITIONS AND INTERPRETATIONS

Section 1.1. Interpretations. Nothing herein expressed or implied is intended or shall be construed to confer upon any person other than the Secured Party any right, remedy or claim under or by reason hereof.

Section 1.2. Definitions. Reference is hereby made to the Securities Purchase Agreement and the Convertible Debenture for a statement of the terms thereof.  All capitalized terms used in this Agreement and the recitals hereto and not defined herein shall have the meanings set forth in the Securities Purchase Agreement, the Convertible Debentures, or in Articles 8 or 9 of the Uniform Commercial Code as in effect from time to time in the State of New Jersey (the "Code").

Section 1.3. An “Event of Default” shall be deemed to have occurred under this Agreement upon an Event of Default under and as defined in the Convertible Debenture.

ARTICLE 2.

PLEDGED PROPERTY

    Section 2.1. Grant of Security Interest.

(a) As collateral security for all of the Obligations (as defined in Section 2.2 hereof), the Grantor hereby pledges and assigns to the Secured Party, and grants to the Secured Party for its benefit, a continuing security interest in and the personal property described on Exhibit A attached hereto (collectively, the Pledged Property).

(b) Simultaneously with the execution and delivery of this Agreement, the Grantor shall make, execute, acknowledge, file, record and deliver to the Secured Party such documents, instruments, and agreements, including, without limitation, financing statements, certificates, affidavits and forms as may, in the Secured Party’s reasonable judgment, be necessary to effectuate, complete or perfect, or to continue and preserve, the security interest of the Secured Party in the Pledged Property.

Section 2.2 Security for Obligations.  The security interest created hereby in the Pledged Property constitutes continuing collateral security for the payment by the Company, as and when due and payable (by scheduled maturity, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Convertible Debentures, and other obligations from time to time existing in respect of any of the Transaction Documents, whether or not now in existence or hereinafter incurred, including without limitation, with respect to any conversion rights of the Secured Party under the Convertible Debenture.

ARTICLE 3.

ATTORNEY-IN-FACT; PERFORMANCE

    Section 3.1. Secured Party Appointed Attorney-In-Fact.

Upon the occurrence and during the continuance of an Event of Default, the Grantor hereby appoint the Secured Party as its attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, exercisable from time to time in the Secured Party’s discretion to take any action and to execute any instrument which the Secured Party may reasonably deem necessary to accomplish the purposes of this Agreement, including, without limitation, to (a) receive and collect all instruments made payable to the Grantor representing any payments in respect of the Pledged Property or any part thereof and to give full discharge for the same; (b) demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Pledged Property as and when the Secured Party may determine, and (c) to facilitate collection, the Secured Party may notify account debtors and obligors on any Pledged Property to make payments directly to the Secured Party.  The foregoing power of attorney is a power coupled with an interest and shall be irrevocable until all Obligations are paid in full.  The Grantor agrees that the powers conferred on the Secured Party hereunder are solely to protect the Secured Party’s interests in the Pledged Property and shall not impose any duty upon the Secured Party to exercise any such powers.

Section 3.2. Secured Party May Perform.

If the Grantor fails to perform any agreement contained in Section 4(h) of the Securities Purchase Agreement, or upon the occurrence and continuance of an Event of Default, if the Grantor fails to perform any agreement herein, the Secured Party, at its option, may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be included in the Obligations secured hereby and payable by such Grantor under Section 8.3.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES

    Section 4.1. Authorization; Enforceability.

Each of the parties hereto represents and warrants that it has taken all action necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and upon execution and delivery, this Agreement shall constitute a valid and binding obligation of the respective party, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights or by the principles governing the availability of equitable remedies.

    Section 4.2. Ownership of Pledged Property.

The Grantor represents and warrants that it is the legal and beneficial owner of the Pledged Property free and clear of any lien, security interest, option or other charge or encumbrance (each, a “Lien”) except for the security interest created by this Agreement and other Permitted Liens.  For purposes of this Agreement, “Permitted Liens” means: (1) the security interest created by this Agreement, (2) existing Liens which have been disclosed by the Company to the Secured Party on Schedule 4.2 attached hereto; (3) inchoate Liens for taxes, assessments or governmental charges or levies not yet due, as to which the grace period, if any, related thereto has not yet expired, or being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles (“GAAP”); (4) Liens of carriers, materialmen, warehousemen, mechanics and landlords and other similar Liens which secure amounts which are not yet overdue by more than 60 days or which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (5) licenses, sublicenses, leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Company; (6) Liens securing capitalized lease obligations and purchase money indebtedness incurred solely for the purpose of financing an acquisition or lease; (7) easements, rights-of-way, restrictions, encroachments, municipal zoning ordinances and other similar charges or encumbrances, and minor title deficiencies, in each case not securing debt and not materially interfering with the conduct of the business of the Company and not materially detracting from the value of the property subject thereto; (8) Liens arising out of the existence of judgments or awards which judgments or awards do not constitute an Event of Default; (9) Liens incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance, pension liabilities and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature (other than appeal bonds) incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money); (10) Liens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) and contractual set-off rights held by such banking institution and which are within the general parameters customary in the banking industry and only burdening deposit accounts or other funds maintained with a creditor depository institution; (11) usual and customary set-off rights in leases and other contracts; and (12) escrows in connection with acquisitions and dispositions.

Section 4.3 RESERVED.

Section 4.4 Location, State of Incorporation and Name of Grantor.

The Grantor’s principal place of business, state of organization, organization identification number, and exact legal name is as set forth on each such Grantor’s signature page to this Agreement.

Section 4.5 Priority of Security Interest.

The security interest granted to the Secured Party hereunder shall be a first priority security interest subject to no other Liens.

ARTICLE 5.

DEFAULT; REMEDIES

Section 5.1 Method of Realizing Upon the Pledged Property: Other Remedies.

If any Event of Default shall have occurred and be continuing:

(a) The Secured Party may exercise in respect of the Pledged Property, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Pledged Property), and also may (i) take absolute control of the Pledged Property, including, without limitation, transfer into the Secured Party's name or into the name of its nominee or nominees (to the extent the Secured Party has not theretofore done so) and thereafter receive, for the benefit of the Secured Party, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require the Grantor to assemble all or part of the Pledged Property as directed by the Secured Party and make it available to the Secured Party at a place or places to be designated by the Secured Party that is reasonably convenient to both parties, and the Secured Party may enter into and occupy any premises owned or leased by a Grantor where the Pledged Property or any part thereof is located or assembled for a reasonable period in order to effectuate the Secured Party's rights and remedies hereunder or under law, without obligation to the Grantor in respect of such occupation, and (iii) without notice except as specified below and without any obligation to prepare or process the Pledged Property for sale, (A) sell the Pledged Property or any part thereof in one or more parcels at public or private sale, at any of the Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable and/or (B) lease, license or dispose of the Pledged Property or any part thereof upon such terms as the Secured Party may deem commercially reasonable.  The Grantor agrees that, to the extent notice of sale or any other disposition of the Pledged Property shall be required by law, at least ten (10) days' notice to the Grantor of the time and place of any public sale or the time after which any private sale or other disposition of the Pledged Property is to be made shall constitute reasonable notification.  The Secured Party shall not be obligated to make any sale or other disposition of any Pledged Property regardless of notice of sale having been given.  The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  The Grantor hereby waives any claims against the Secured Party arising by reason of the fact that the price at which the Pledged Property may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Secured Party accepts the first offer received and does not offer such Pledged Property to more than one offeree, and waives all rights that the Grantor may have to require that all or any part of such Pledged Property be marshaled upon any sale (public or private) thereof.  The Grantor hereby acknowledges that (i) any such sale of the Pledged Property by the Secured Party may be made without warranty, (ii) the Secured Party may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, and (iii) such actions set forth in clauses (i) and (ii) above shall not adversely affect the commercial reasonableness of any such sale of Pledged Property.

(b) Any cash held by the Secured Party as Pledged Property and all cash proceeds received by the Secured Party in respect of any sale of or collection from, or other realization upon, all or any part of the Pledged Property shall be applied (after payment of any amounts payable to the Secured Party pursuant to Section 8.3 hereof) by the Secured Party against, all or any part of the Obligations in such order as the Secured Party shall elect, consistent with the provisions of the Securities Purchase Agreement.  Any surplus of such cash or cash proceeds held by the Secured Party and remaining after the indefeasible payment in full in cash of all of the Obligations shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

(c)  The Grantor hereby acknowledges that if the Secured Party complies with any applicable state, provincial, or federal law requirements in connection with a disposition of the Pledged Property, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Pledged Property.

(d) The Secured Party shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Pledged Property) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Secured Party's rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising.  To the extent that the Grantor lawfully may, the Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Party's rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Company hereby irrevocably waives the benefits of all such laws.

Section 5.2 Duties Regarding Pledged Property.

The Secured Party shall have no duty as to the collection or protection of the Pledged Property or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody and reasonable care of any of the Pledged Property actually in the Secured Party’s possession.

Section 5.3 Non-Recourse.  As set forth in the Convertible Debentures, the Obligations are made without recourse to the Grantor and therefore, in the event that the proceeds of any sale, collection, or realization of any Pledged Property hereunder are insufficient to pay all the Obligations the Grantor shall not be liable for any deficiency.

ARTICLE 6.

AFFIRMATIVE COVENANTS

So long as any of the Obligations shall remain outstanding, unless the Secured Party shall otherwise consent in writing:

Section 6.1. Existence, Properties, Etc.

(a) The Grantor shall do, or cause to be done, all things, or proceed with due diligence with any actions or courses of action, that may be reasonably necessary (i) to maintain Grantor’s due organization, valid existence and good standing under the laws of its state of incorporation, and (ii) to preserve and keep in full force and effect all qualifications, licenses and registrations in those jurisdictions in which the failure to do so could have a Material Adverse Effect (as defined below); and (b) the Grantor shall not do, or cause to be done, any act impairing the Grantor’s corporate power or authority (i) to carry on the Grantor’s business as now conducted, and (ii) to execute or deliver this Agreement or any other document delivered in connection herewith, including, without limitation, any UCC-1 Financing Statements required by the Secured Party (which other loan instruments collectively shall be referred to as the “Loan Instruments”) to which it is or will be a party, or perform any of its obligations hereunder or thereunder.  For purpose of this Agreement, the term “Material Adverse Effect” shall mean any material and adverse affect as determined by Secured Party in its reasonable discretion, whether individually or in the aggregate, upon (a) the Grantor’s assets, business, operations, properties or condition, financial or otherwise; (b) the Grantor’s ability to make payment as and when due of all or any part of the Obligations; or (c) the Pledged Property.

Section 6.2. Financial Statements and Reports.

The Grantor shall furnish to the Secured Party within a reasonable time such financial data as the Secured Party may reasonably request.

Section 6.3. RESERVED.

Section 6.4. Maintenance of Books and Records; Inspection.

The Grantor shall maintain its books, accounts and records in accordance with GAAP, and permit the Secured Party, its officers and employees and any professionals designated by the Secured Party in writing, at any time during normal business hours and upon reasonable notice to visit and inspect any of its properties (including but not limited to the collateral security described in the Transaction Documents and/or the Loan Instruments), corporate books and financial records, and to discuss its accounts, affairs and finances with any employee, officer or director thereof (it being agreed that, unless an Event of Default shall have occurred and be continuing, there shall be no more than two (2) such visits and inspections in any calendar year).

Section 6.5. Maintenance and Insurance.

(a) The Grantor shall maintain or cause to be maintained, at its own expense, all of Pledged Property in good working order and condition, ordinary wear and tear excepted, making all necessary repairs thereto and renewals and replacements thereof.

(b) The Grantor shall maintain or cause to be maintained, at its own expense, insurance in form, substance and amounts (including deductibles), which the Grantor deems reasonably necessary with respect to the Pledged Property, (i) adequate to insure all Pledged Property of a character usually insured by persons engaged in the same or similar business against loss or damage resulting from fire or other risks included in an extended coverage policy; (ii) against public liability and other tort claims that may be incurred by the Grantor; (iii) as may be required by the Transaction Documents and/or applicable law and (iv) as may be reasonably requested by Secured Party, all with financially sound and reputable insurers.

 Section 6.6. Contracts and Other Collateral.

The Grantor shall perform all of its obligations under or with respect to each instrument, receivable, contract and other intangible included in the Pledged Property to which the Grantor is now or hereafter will be party on a timely basis and in the manner therein required, including, without limitation, this Agreement, except to the extent the failure to so perform such obligations would not reasonably be expected to have a Material Adverse Effect.

Section 6.7. Defense of Collateral, Etc.

The Grantor shall defend and enforce its right, title and interest in and to any part of:  (a) the Pledged Property; and (b) if not included within the Pledged Property, those assets and properties whose loss would reasonably be expected to have a Material Adverse Effect, each against all manner of claims and demands on a timely basis to the full extent permitted by applicable law (other than any such claims and demands by holders of Permitted Liens).

Section 6.8. Taxes and Assessments.

The Grantor shall (a) file all material tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency (taking into account any extensions of the original due date), (b) pay and discharge all material taxes, assessments and governmental charges or levies imposed upon the Grantor, upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (c) pay all material taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that the Grantor in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses (b) and (c) so long as appropriate reserves are maintained with respect thereto if and to the extent required by GAAP.

 Section 6.9. Compliance with Law and Other Agreements.

The Grantor shall maintain its business operations and property owned or used in connection therewith in compliance with (a) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (b) all agreements, licenses, franchises, indentures and mortgages to which the Grantor is a party or by which the Grantor or any of its properties is bound, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

Section 6.10. Notice of Default.

The Grantor will immediately notify the Secured Party of any event causing a substantial loss or diminution in the value of all or any material part of the Pledged Property and the amount or an estimate of the amount of such loss or diminution and any Event of Default.

Section 6.11. Notice of Litigation.

The Grantor shall give notice, in writing, to the Secured Party of (a) any actions, suits or proceedings wherein the amount at issue is in excess of $250,000, instituted by any persons against the Grantor, or affecting any of the Pledged Property, and (b) any dispute, not resolved within fifteen (15) days of the commencement thereof, between the Grantor on the one hand and any governmental or regulatory body on the other hand, which might reasonably be expected to have a Material Adverse Effect on the Pledged Property.

Section 6.13. Future Subsidiaries.

If any Grantor shall hereafter create or acquire any subsidiary to hold any of the Pledged Property, simultaneously with the creation or acquisition of such subsidiary, such Grantor shall cause such subsidiary to become a party to this Agreement as an additional "Grantor" hereunder, and to duly execute and deliver a guaranty of the Obligations in favor of the Secured Party in form and substance reasonably acceptable to the Secured Party, and to duly execute and/or deliver such opinions of counsel and other documents, in form and substance reasonably acceptable to the Secured Party, as the Secured Party shall reasonably request with respect thereto.

Section 6.14. Changes to Identity.

The Grantor will (a) give the Secured Party at least 30 days' prior written notice of any change in such Grantor's name, identity or organizational structure, (b) maintain its jurisdiction of incorporation, organization or formation as set forth on its respective signature page attached hereto, (C) immediately notify the Secured Party upon obtaining an organizational identification number, if on the date hereof such Grantor did not have such identification number.

Section 6.15. RESERVED.

Section 6.16 Perfection of Security Interests.

(a) Financing Statements.   The Grantor hereby irrevocably authorizes the Secured Party, at the sole cost and expense of the Grantor, at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements and amendments thereto that (a) indicate the Pledged Property (i) as all assets of Grantor set forth on Exhibit A, regardless of whether any particular asset comprised in the Pledged Property falls within the scope of Article 9 of the Code of such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Pledged Property relates.  Grantor agrees to furnish any such information to the Secured Party promptly upon request.  Grantor also ratify their authorization for the Secured Party to have filed in any jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof. The Grantor acknowledges that they are not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Secured Party and agree that they will not do so without the prior written consent of the Secured Party.  The Grantor acknowledges and agree that this Agreement constitutes an authenticated record.

(b) Possession.  The Grantor (i) shall be entitled to have possession of the Pledged Property, except where expressly otherwise provided in this Agreement or where the Secured Party is required under the UCC to perfect its security interest by taking possession in addition to the filing of a financing statement; and (ii) will, where Pledged Property is in the possession of a third party, join with the Secured Party in notifying the third party of the Secured Party’s security interest and use commercially reasonable effort to obtain an acknowledgment from the third party that it is holding the Pledged Property for the benefit of the Secured Party.

(c) Control. The Grantor will cooperate with the Secured Party in obtaining control with respect to the Pledged Property consisting of (i) Investment Property, (ii) Letters of Credit and Letter-of-Credit Rights and (iii) electronic Chattel Paper.

(d) Marking of Chattel Paper. The Grantor will not create any Chattel Paper without placing a legend on the Chattel Paper acceptable to the Secured Party indicating that the Secured Party has a security interest in the Chattel Paper.

Section 6.17 RESERVED.

Section 6.18 Location of Pledged Property.

Within 30 days of the date hereof the Grantor shall given the Secured Party written notice of the location of all the Pledged Property and shall keep all the Pledged Property at such disclosed location, and unless otherwise provided herein, the Grantor shall not remove any Pledged Property from such locations without the prior written consent of the Secured Party which consent shall not be unreasonably withheld.

ARTICLE 7.

NEGATIVE COVENANTS

So long as any of the Obligations shall remain outstanding, unless the Secured Party shall otherwise consent in writing the Grantor covenants and agrees that it shall not:

Section 7.1. Transfers, Liens and Encumbrances.

(a) Sell, assign (by operation of law or otherwise), lease, license, exchange or otherwise transfer or dispose of any of the Pledged Property.

(b) Directly or indirectly make, create, incur, assume or permit to exist any Lien in, to or against any part of the Pledged Property other than Permitted Liens.

Section 7.2. RESERVED

Section 7.3. Incurrence of Indebtedness.

Directly or indirectly, incur or guarantee, assume or suffer to exist any indebtedness, other than the indebtedness evidenced by the Convertible Debentures and other Permitted Indebtedness.  “Permitted Indebtedness” means: (i) indebtedness evidenced by Convertible Debentures; (ii) indebtedness described on the Disclosure Schedule to the Securities Purchase Agreement; (iii) indebtedness incurred solely for the purpose of financing the acquisition or lease of any equipment by the Company, including capital lease obligations with no recourse other than to such equipment; (iv) indebtedness, the repayment of which has been subordinated to the payment of the Convertible Debentures, including with regard to interest payments and repayment of principal; (v) indebtedness solely between the Grantor and/or one of its domestic subsidiaries, on the one hand, and the Grantor and/or one of its domestic subsidiaries, on the other which indebtedness is not secured by any assets of the Grantor or any of its subsidiaries, provided that (x) in each case a majority of the equity of any such domestic subsidiary is directly or indirectly owned by the Grantor, such domestic subsidiary is controlled by the Grantor and such domestic subsidiary has executed a security agreement in the form of this Agreement and (y) any such loan shall be evidenced by an intercompany note that is pledged by the Grantor or its subsidiary, as applicable, as collateral pursuant to this Agreement; (vi) reimbursement obligations in respect of letters of credit issued for the account of the Grantor or any of its subsidiaries for the purpose of securing performance obligations of the Grantor or its subsidiaries incurred in the ordinary course of business so long as the aggregate face amount of all such letters of credit does not exceed $500,000 at any one time; (vii) other indebtedness of any type not to exceed $150,000, and (viii) renewals, extensions and refinancing of any indebtedness described in clauses (i) or (iii) of this subsection.

Section 7.4. Places of Business.

Change the location of its chief place of business, chief executive office or any place of business disclosed to the Secured Party, unless such change in location is to a different location within the United States and the Grantor provides notice to the Secured Party of new location within 10 days’ of such change in location.

ARTICLE 8.

MISCELLANEOUS

  Section 8.1. Notices.

Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered:  (i) upon delivery, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Secured Party:	YA Global Investments, L.P.
101 Hudson Street-Suite 3700
Jersey City, New Jersey 07302
Attention: Mark Angelo
Portfolio Manager
Telephone: (201) 986-8300
Facsimile: (201) 985-8266

With a copy to:	David Gonzalez, Esq.
101 Hudson Street, Suite 3700
Jersey City, NJ 07302
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

If to the Company:	BBM Holdings, Inc.
1245 Brickyard Road, Suite 590
Salt Lake City, Utah 84106
Attention: Chief Executive Officer
Telephone:
Facsimile:

With a copy to:	James Kardon
Hahn & Hessen LLP
488 Madison Ave, 14th Floor
New York, NY 10022
Telephone: (212) 478-7250
Facsimile: (212) 478-7400

If to any other Grantor	To the address listed on the respective signature pages attached hereto

Any party may change its address by giving notice to the other party stating its new address.  Commencing on the tenth (10th) day after the giving of such notice, such newly designated address shall be such party’s address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement.

Section 8.2. Severability.

If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

Section 8.3. Expenses.

In the event of an Event of Default, the Company will pay to the Secured Party the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel, which the Secured Party may incur in connection with:  (i) the custody or preservation of, or the sale, collection from, or other realization upon, any of the Pledged Property; (ii) the exercise or enforcement of any of the rights of the Secured Party hereunder or (iii) the failure by the Grantor to perform or observe any of the provisions hereof.

Section 8.4. Waivers, Amendments, Etc.

The Secured Party’s delay or failure at any time or times hereafter to require strict performance by Grantor of any undertakings, agreements or covenants shall not waive, affect, or diminish any right of the Secured Party under this Agreement to demand strict compliance and performance herewith.  Any waiver by the Secured Party of any Event of Default shall not waive or affect any other Event of Default, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type.  None of the undertakings, agreements and covenants of the Grantor contained in this Agreement, and no Event of Default, shall be deemed to have been waived by the Secured Party, nor may this Agreement be amended, changed or modified, unless such waiver, amendment, change or modification is evidenced by an instrument in writing specifying such waiver, amendment, change or modification and signed by the Secured Party in the case of any such waiver, and signed by the Secured Party and the Grantor in the case of any such amendment, change or modification.  Further, no such document, instrument, and/or agreement purported to be executed on behalf of the Secured Party shall be binding upon the Secured Party unless executed by a duly authorized representative of the Secured Party.

Section 8.5. Continuing Security Interest.

This Agreement shall create a continuing security interest in the Pledged Property and shall: (i) remain in full force and effect so long as any of the Obligations shall remain outstanding; (ii) be binding upon the Grantor and its successors and assigns; and (iii) inure to the benefit of the Secured Party and its successors and assigns.  Upon the payment or satisfaction in full of the Obligations, this Agreement and the security interest created hereby shall terminate, and, in connection therewith, the Grantor shall be entitled to the return, at its expense, of such of the Pledged Property as shall not have been sold in accordance with Section 5.1 hereof or otherwise applied pursuant to the terms hereof and the Secured Party shall deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

Section 8.6. Independent Representation.

Each party hereto acknowledges and agrees that it has received or has had the opportunity to receive independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this Agreement.

Section 8.7. Applicable Law:  Jurisdiction.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws.  The parties further agree that any action between them shall be heard in Hudson County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County and the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to this Paragraph, provided, however, that nothing herein shall prevent the Secured Party from enforcing its rights and remedies (including, without limitation, by filing a civil action) with respect to the Pledged Property and/or the Grantor in any other jurisdiction in which the Pledged Property and/or the Grantor may be located.

Section 8.8. Waiver of Jury Trial.

AS A FURTHER INDUCEMENT FOR THE SECURED PARTY TO ENTER INTO THIS AGREEMENT AND TO MAKE THE FINANCIAL ACCOMMODATIONS TO THE COMPANY, THE COMPANY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OTHER DOCUMENTS RELATED TO THIS TRANSACTION.

Section 8.9 Entire Agreement.

This Agreement constitutes the entire agreement among the parties and supersedes any prior agreement or understanding among them with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first above written.

COMPANY:
BBM HOLDINGS, INC.

By:
Name:
Title:

Jurisdiction of Incorporation, Organization or Formation:
Organizational ID:

IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first above written.

SECURED PARTY:
YA GLOBAL INVESTMENTS, L.P.

By: Yorkville Advisors, LLC
Its: Investment Manager

By:
Name:
Title: